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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

             TYCO APPOINTS ERIC M. PILLMORE SENIOR VICE PRESIDENT OF
                              CORPORATE GOVERNANCE

   PILLMORE HAD CLOSE WORKING TIES WITH CEO BREEN AT GENERAL INSTRUMENT AND 17
            YEARS EXPERIENCE IN FINANCE AND AUDIT AT GENERAL ELECTRIC

PEMBROKE, BERMUDA - AUGUST 6, 2002 - Tyco International Ltd. (NYSE - TYC, BSX-TYC, LSE-TYI) today announced that the Company has appointed Eric M. Pillmore to the newly created position of Senior Vice President of Corporate Governance, effective immediately. Mr. Pillmore has been serving as the Senior Vice President, CFO and Secretary of Multilink Technology Corporation.

Ed Breen, newly appointed Chairman and Chief Executive Officer of Tyco, said, "I have made an absolute commitment to establishing the highest standards of corporate governance in every aspect of this company's financial reporting, operations and management. The appointment of Eric to the new position of Senior Vice President of Corporate Governance underscores that commitment. His two decades of experience in key financial and audit positions, primarily with General Electric and General Instrument, have provided him with a very sophisticated understanding of a wide variety of governance, financial and management issues. Eric's credentials for the job are impeccable and he has a well-earned reputation for integrity, precision and diligence in all that he does."

Mr. Breen continued, "I worked closely with Eric at General Instrument, where he was my CFO. From my own personal experience with his uncompromising professionalism, I know Eric is the ideal person to be Tyco's senior corporate governance officer and an integral member of the team that will lead this Company forward."

Mr. Pillmore said, "I am thrilled to be joining the Tyco leadership team. This company has a solid foundation of operating businesses, and my new job presents a tremendous opportunity to work with Ed and all the people of Tyco to build on its many strengths and realize its true potential. In particular, I am very excited about the opportunity to help Tyco establish the highest standards of corporate governance and ethics."

Mr. Pillmore added, "In the coming weeks, I will be working closely with Ed and the rest of his team to develop a specific action plan to address Tyco's top priorities: restoring confidence in the Company with our employees, suppliers, customers and the financial community; enhancing and strengthening the core businesses; ensuring that we have the highest standards of corporate governance in place; and creating value for shareholders."

Mr. Pillmore has been serving as the Senior Vice President, Chief Financial Officer and Secretary of Multilink Technology Corporation since July 2000. Multilink is a leading provider of advanced semiconductor based components, modules and higher-level assemblies for use in

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high-speed optical networks. Mr. Pillmore also has been Chief Financial Officer and Vice President of Finance and Administration for McData Corporation and Senior Vice President of Finance and Director for the Broadband Communications Sector of Motorola Corporation, the successor by acquisition to General Instrument Corporation, or GI.

Mr. Pillmore worked for GI from 1996 to 2000, ultimately holding the position of Senior Vice President of Finance and Chief Financial Officer. From January 1994 to February 1996, he was Manager of Finance for the Plastics Americas Division of General Electric Company. Prior to that, he served as Manager of Finance for GE Medical Systems Asia, Ltd., as well as Director of Finance for GE/Yokogawa Medical Systems, Ltd. He had worked in various financial positions for GE since 1979, including six years as GE Corporate Auditor from 1981 to 1987.

Pillmore is a 1975 graduate of the University of New Mexico, Albuquerque, NM, with a BBA from the Andersen School of Business. He has been married to his wife Pamela for 23 years and they have five children. Mr. Pillmore currently resides in Doylestown, PA.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services; and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in disposable medical products and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues from continuing operations of approximately $34 billion.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results.

Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

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More detailed information about these and other factors is set forth in Tyco's
Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:      Walter Montgomery
              212-424-1314

              Kathy Manning (Investors)
              603-778-9700

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